EXHIBIT 99.1


FOR IMMEDIATE RELEASE
Contacts:     CINDY GLYNN, VICE PRESIDENT, INVESTOR RELATIONS
              GLENN DAVIDSON, SENIOR VICE PRESIDENT, CORPORATE COMMUNICATIONS &
              EXTERNAL AFFAIRS
              + 1 212 350 9200

                         ALFRED WEST RESIGNS FROM VIATEL

NEW YORK, NY (FEBRUARY 2, 2001) -- VIATEL, INC. (NASDAQ; VYTL) today announced that Alfred West, its Vice Chairman and a member of the Company's Board of Directors, has resigned. His resignation is effective immediately.

West was the founder, Chairman and Chief Executive Officer of Destia Communications, which Viatel acquired in December 1999. "My primary interest has always been the consumer voice business. In light of Viatel's recently announced plans to realign its business, I am looking forward to new challenges," commented Mr. West.

As a result of Mr. West's resignation, all existing agreements between Viatel and Mr. West have been terminated.

                                      # # #

CERTAIN MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING CONSTRUCTION RISKS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S REGISTRATION STATEMENTS AND REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999.